Exhibit 5.2
COVINGTON & BURLING 1201 Pennsylvania Avenue NW Tel 202.662.6000 Fax 202.662.6291 www.cov.com	Washington New York San Francisco London Brussels
August 31, 2001

Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242

Ladies and Gentlemen:

          As special counsel for Vulcan Materials Company, a New Jersey corporation (the "Company"), we are familiar with the Company's registration statement on Form S-3, File No. 333-67586 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the offering and issuance from time to time pursuant to Rule 415 by the Company of up to $900,000,000 aggregate offering price of the following: (i) debt securities (the "Debt Securities"), in one or more series, which may be senior or subordinated in priority of payment, certain of which may be convertible or exchangeable into common stock, par value $1.00 per share, of the Company ("Common Stock"), preference stock, no par value, of the Company ("Preference Stock") or other Debt Securities; (ii) the Common Stock; (iii) the Preference Stock; (iv) depositary shares of the Company representing a fraction of a share of Preference Stock ("Depositary Shares"); (v) warrants to purchase Debt Securities, Preferred Stock, Common Stock, Depositary Shares or other securities of the Company ("Warrants"); (vi) stock purchase contracts of the Company; and (vii) stock purchase units of the Company. The Debt Securities, Common Stock, Preference Stock and Warrants are each referred to herein as a "Security."

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation and the Bylaws of the Company, each as amended to the date hereof (the "Governing Documents"); (ii) resolutions adopted by the Board of Directors of the Company (the "Board"); (iii) the Indenture for Senior Debt Securities between the Company and The Bank of New York as trustee, dated as of August 31, 2001 (the "Senior Indenture"); (iv) the Indenture for Subordinated Debt Securities between the Company and The Bank of New York as trustee, dated as of August 31, 2001 (the "Subordinated Indenture," and together with the Senior Indenture, the "Indentures," and each, an "Indenture"); (v) the Registration Statement; and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

          As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

          In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby; (viii) the Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (ix) the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (x) the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and a form T-1 shall have been properly filed as an exhibit to the Registration Statement; (xi) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (xii) the Governing Documents will have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein; and (xiii) any Debt Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

          Based on the foregoing, we are of the opinion that:

          1.     With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed, authenticated, issued and delivered either (a) in accordance with the provisions of the Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, or (b) upon conversion, exchange or exercise of any other Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Senior Indenture.

           2.     With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed, authenticated, issued and delivered either (a) in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, or (b) upon conversion, exchange or exercise of any other Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Subordinated Indenture.

          The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Debt Securities may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

          We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Senior Indenture or the Subordinated Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

          The foregoing opinions are limited in all respects to the present laws of the State of New York and the present federal law of the United States of America, and to the present judicial interpretations thereof and to the facts as they presently exist, and we do not express any opinions as to the laws of any other jurisdiction.

          This opinion may not be quoted in whole or in part without the prior written consent of this Firm.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Consent is also given to the reference to this Firm under the caption "Legal Matters" in the prospectus contained in the Registration Statements. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours, /s/ Covington & Burling Covington & Burling